SPECIAL MEETING OF THE BOARD OF DIRECTORS

AMERICAN CANNABIS COMPANY, INC.

RESOLUTION OF THE BOARD OF DIRECTORS OF

AMERICAN CANNABIS COMPANY, INC., A Delaware Corporation

The undersigned, being all Directors of American Cannabis Company, Inc., a Delaware Corporation (the “Company”), hereby adopt the following recitals and resolutions after the holding of a Special Meeting of the Board of Directors pursuant to Sections 4 and 8 of the Company’s By Laws, effective as of March 13, 2018, the Directors hereby waiving all notice of, and the holding of, a meeting of the directors to act upon such matters and resolutions, pursuant to the Title, 8, Chapter 1, Subchapter 4, Section 141(b) of the General Corporation Law of Delaware and the Company’s By-Laws. Notice of the Special Meeting having been waived verbally by the Directors present at the Special Meeting, a quorum was found to be present sufficient to conduct business.

RECITALS

WHEREAS, the Company commissioned a review of its by-laws for compliance with the Delaware General Corporation Law. Pursuant to the Company’s Articles of Incorporation: “the Board is expressly empowered to adopt, amend or repeal by-laws of the corporation.” … “Any adoption, amendment or repeal of the by-laws of the corporation by the Board of Directors shall require the approval of a majority of the whole board."

WHEREAS, the whole Board reviewed the proposed revisions to the by-laws provided by counsel and discussed them.

WHEEAS, for good cause appearing:

IT IS HEREBY RESOLVED that by virtue of the Articles of the Company, the whole Board adopts the attached by-laws, and authorizes the filing of Form 8-K disclosing the adoption with the revised by-laws as an exhibit.

RESOLVED FURTHER, that the appropriate Officers of the Company be, and they hereby are, authorized and empowered to execute such documents, take such steps and perform such acts as, in their judgment, may be necessary or convenient in carrying out the foregoing resolutions consistent with the Company’s By Laws, including placing this Resolution in the appropriate Books and Records of the Company, and that any such documents executed or acts taken by them shall be conclusive evidence of authority in so doing.

IN WITNESS WHEREOF, the undersigned being all of the Directors of the Company have executed this Resolution as of date first written above.

THE DIRECTORS OF AMERICAN CANNABIS COMPANY, INC.

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ELLIS SMITH, DIRECTOR, CHAIRMAN

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TERRY BUFFALO, DIRECTOR

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TAD MAILANDER, DIRECTOR